Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q of National Research Corporation (the “Company”) for the three month period ended September 30, 2025 (the “Report”), I, Trent S. Green, Chief Executive Officer (Principal Executive Officer) of the Company, and I, Shane Harrison, Chief Financial Officer (Principal Financial Officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Trent S. Green
Trent S. Green Chief Executive Officer (Principal Executive Officer)

/s/ Shane Harrison
Shane Harrison Chief Financial Officer (Principal Financial Officer)

Date: November 7, 2025

A signed original of this written statement required by Section 906 has been provided to National Research Corporation and will be retained by National Research Corporation and furnished to the Securities and Exchange Commission or its staff upon request.